Exhibit 4.1

COMMON SHARE CERTIFICATE	Certificate No. For Nil Common Shares		From Whom Transferred	Received Certificate No. For Shares
		Issued to	Dated	this day of
		SPECIMEN	No. Original Certificate
No. Original Shares
	Dated		No. of Shares Transferred

INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO

No.	Nil Shares

LI-CYCLE HOLDINGS CORP.

This is to Certify that SPECIMEN

is the registered holder of Nil Common Shares of

LI-CYCLE HOLDINGS CORP.

The class or series of shares represented by this Certificate has rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish to the holder, on demand and without charge, a full copy of the text of,

(i)

the rights, privileges, restrictions and conditions attached to the said shares and, if applicable, to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and

(ii)	the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officer this              day of                                     ,     .

CERTIFICATE

FOR

Nil

Common Shares of

LI-CYCLE HOLDINGS CORP.

ISSUED TO

SPECIMEN

DATE

For Value Received, hereby assign and transfer unto

Shares represented by the within certificate.

Dated In the presence of